EXHIBIT 10.2
EXECUTION COPY
AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
          AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 24, 2008 (this “Amendment”), by and among DRESSER-RAND GROUP INC., a Delaware corporation (the “Domestic Borrower”), D-R HOLDINGS (FRANCE) S.A.S., a corporation organized under the laws of France (the “French Borrower” and together with the Domestic Borrower, the “Borrowers”), the banks, financial institutions and other lenders listed on the signature pages hereof (the “Lenders”) and CITICORP NORTH AMERICA, INC., as administrative agent (the “Administrative Agent”).
          PRELIMINARY STATEMENTS:
          (1) The Borrowers, the lenders listed on the signature pages thereto and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and Issuing Bank are parties to that certain Amended and Restated Credit Agreement dated as of August 30, 2007 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
          (2) Certain Lenders and the Administrative Agent have requested that the Required Lenders amend the Credit Agreement in accordance with Section 1 hereof, and the Required Lenders have agreed amend the Credit Agreement, subject to the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
     (a) The introductory paragraph of the Credit Agreement is hereby amended by:
(i)	deleting the first occurrence of the word “and” following the defined term “Joint Lead Arrangers” and inserting a comma in its place; and

(ii)	adding the following text at the end of the last line thereof immediately before the final punctuation mark:

“and CITIBANK INTERNATIONAL PLC as French revolving facility lead lender (in such capacity, the “French Revolving Facility Lead Lender”)”
     (b) Section 1.01 is hereby amended as follows:

(i)	By inserting the following new definitions therein in the appropriate alphabetical order:

““Amendment No. 1” means that certain Amendment No. 1 to this Agreement dated as of April 24, 2008 by and among the Borrowers, the Administrative Agent and the Lenders listed on the signature pages thereto.”

““Amendment No. 1 Effective Date” means the date on which the Administrative Agent notifies the Borrowers that all conditions set forth in Section 2 of Amendment No. 1 have been satisfied.”

““French Revolving Facility Lead Lender” shall have the meaning assigned to such term in the introductory paragraph of this Agreement”

““Non-Qualifying French Lender” means any Lender that is not, and does not have an Affiliate that is, a Qualifying French Lender.”

““Non-Qualifying French Loan Amount” means in respect of a Non-Qualifying French Lender on the date of any Revolving Facility Borrowing by the French Borrower, an amount equal to the Revolving Facility Loan that such Non-Qualifying French Lender would have been required to fund in accordance with its Revolving Facility Percentage had it been a Qualifying French Lender on such date.”

““Qualifying French Lender” means a Lender or an Affiliate of a Lender designated as a Qualifying French Lender by such Lender which is duly authorized to carry out credit transactions in France pursuant to applicable laws and regulations of France or the European Union.”

(ii)	The definition of “French Borrower” is hereby amended and restated in its entirety by inserting the following language in its place:

““French Borrower” shall mean D-R Holdings (France) S.A.S. and any Additional Foreign Borrower organized under the laws of France.”

(iii)	The definition of “French Obligations” is hereby amended by inserting the words “Qualifying French” between the words “any” and “Lender”.

(iv)	The definition of “Issuing Bank” is hereby amended by inserting the following proviso before the final punctuation mark at the end of the first sentence thereof:

“; provided, however, that only Qualifying French Lenders shall be designated as Issuing Banks in respect of any request for an issuance by the French Borrower”

(v)	The definition of “Lender” is hereby amended by adding the following proviso at the end of definition before the final punctuation mark:

“; provided that, in connection with any Revolving Facility Borrowing by the French Borrower, the term “Lender” shall mean the French Revolving Facility Lead Lenders and any “Qualifying French Lender” listed on Schedule 2.01 hereof”

(vi)	The definition of “Revolving Facility Commitment” is hereby amended by inserting the following proviso at the end of the second sentence immediately before the final punctuation mark thereof:

“; provided, however, that with respect to any Revolving Facility Loan made to a French Borrower, the Revolving Facility Commitments of the French Revolving Facility Lead Lender will include an equal percentage of the aggregate unused Revolving Facility Commitments of each Non-Qualifying French Lender at the time such Revolving Facility Loan is made”

(vii)	The definition of “Revolving Facility Loan” is hereby amended by deleting the reference to “(b)” in the second line thereof.

(viii)	The definition of “Revolving Facility Percentage” is hereby amended by adding the following new sentence after the final punctuation mark:

“Notwithstanding the foregoing, the Revolving Facility Percentage of any Lender at any time with respect to Revolving Facility Loans to the French Borrower shall be 0% if such Lender is a Non-Qualifying French Lender.”

(ix)	The definition of “Revolving Facility Credit Exposure” is hereby amended by (A) deleting the word “and” in the tenth line thereof and inserting a comma in its place and (B) adding the following language after the parenthetical in the last line thereof:

“and (c) with respect to each Non-Qualifying French Lender, the aggregate amount of Non-Qualifying French Loans attributable to such Non-Qualifying French Lender outstanding at such time (calculated in respect of Non-Qualifying French Loans denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time).”

(x)	The following definitions are hereby deleted in their entirety, and all references to such defined terms in the Credit Agreement shall be without effect and disregarded:

““Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.”

““Swingline Borrowing Request” shall mean a request by any Borrower substantially in the form of Exhibit C-2.”

““Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is U.S.$30.0 million.”

““Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.”

““Swingline Lender” shall mean Citicorp North America, Inc., in its capacity as a lender of Swingline Loans, and/or any other Revolving Facility Lender designated as such by the Domestic Borrower after the Closing Date that is reasonably satisfactory to the Domestic Borrower and the Administrative Agent and executes a counterpart to this Agreement as a Swingline Lender.”

““Swingline Loans” shall mean the swingline loans made to any Borrower pursuant to Section 2.04.”

(c)	Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety by inserting the following language in its place:

“Subject to the terms and conditions set forth herein, (a) each Lender agrees to make Revolving Facility Loans denominated in Dollars or in a Foreign Currency to any Borrower (other than any French Borrower) and (b) each Qualifying French Lender severally agrees to make Revolving Facility Loans denominated in Dollars or Foreign Currency to any French Borrower, in each case from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment, (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments, (iii) the Revolving Credit Exposure denominated in Euros exceeding the Equivalent in Dollars determined on the date of delivery of the applicable Borrowing Request of U.S.$250 million, (iv) the Revolving Credit Exposure denominated in Sterling exceeding the Equivalent in Dollars determined on the date of delivery of the applicable Borrowing Request of U.S.$75 million, (v) the Revolving L/C Exposure exceeding U.S.$205 million on the Closing Date, and (vi) the French Revolving Facility Credit Exposure exceeding the Equivalent in Dollars of U.S.$200 million determined on the date of the delivery of the applicable Borrowing Request or date of issuance, amendment, renewal or extension of the applicable Letter of Credit. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Facility Loans.”

(d)	Section 2.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the word “[RESERVED]”. All other references to Section 2.04 shall be without effect and disregarded.

(e)	Section 6.06(f) of the Credit Agreement is hereby amended and restated in its entirety by inserting the following language in its place:

“(f) the Domestic Borrower may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Domestic Borrower, provided that the aggregate amount of such repurchases or redemptions shall not exceed (i) in the case of each of fiscal years 2008 and 2009, the sum of fifty percent of the Net Income of the Domestic Borrower for the immediately preceding fiscal year plus $100 million and (ii) for any other fiscal year, fifty percent of the Net Income of the Domestic Borrower for the immediately preceding fiscal year;”

(f)	Section 9.04(b)(i) of the Credit Agreement is hereby amended by adding the following subclause (C):

“(C) in the case of any assignment to a Non-Qualifying French Lender , the French Revolving Lead Lender; provided that (x) any assignment to a new Non-Qualifying French Lender shall not become effective until such Non-Qualifying French Lender shall execute a risk participation agreement in favor of the French Revolving Lead Lender in form and substance reasonably satisfactory to the French Revolving Lead Lender and (y) no consent of the French Revolving Lead Lender shall be required for an assignment of a Revolving Facility Commitment to an assignee that is a Lender immediately prior to giving effect to such assignment.”

(g)	Section 9.08(b) of the Credit Agreement is hereby amended by:

(i)	inserting the text following text “or the French Revolving Facility Lead Lender” immediately following the first occurrence of the defined term “Issuing Bank” in the last paragraph thereof; and

(ii)	deleting the text “acting as such” in the final paragraph thereof and replacing it with the following text:

“or the French Revolving Facility Lead Lender (in each case, acting as such)”.

(h)	Section 9.24 of the Credit Agreement is hereby amended and restated in its entirety by inserting the following language in its place:

“SECTION 9.24. Matters Pertaining to the French Borrower and to any Additional Foreign Borrower organized under the laws of France. (a) The Qualifying French Lenders as of the Closing Date represent and warrant (i) that they are duly authorized to carry out credit transactions in France pursuant to applicable laws and regulations of France or the European Union and (ii) that commitments to lend to any French Borrower under this Agreement shall only be assigned or transferred to institutions that are duly authorized to carry out credit transactions in France, or which may legally acquire rights under loans to a French borrower under applicable laws and regulations of France. “

(i)	Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety by replacing it with the revised schedule attached hereto as Exhibit A.
     SECTION 2. Conditions of Effectiveness of Amendments. This Amendment and the amendments to the Credit Agreement set forth herein shall become effective as of the date when, and only when, each of the following conditions shall have been fulfilled to the satisfaction of the Administrative Agent:
(a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers and the Required Lenders;
(b) the Administrative Agent shall have received a certificate signed by a duly authorized officer of each of the Borrowers stating that: (x) the representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and (y) no event has occurred and is continuing that constitutes a Default or Event of Default; and
(c) the Administrative Agent shall have received an executed risk participation agreement in form and substance reasonably satisfactory to the Administrative Agent from each Non-Qualifying French Lender.
     SECTION 3. Reference to and Effect on the Credit Agreement and the Loan Documents.
On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment are, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed.
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

     SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or other electronic transmission (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
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